UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
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CYPRESS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	94-2885898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

198 Champion Court
San Jose, CA 95134-1599
(408) 943-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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CYPRESS SEMICONDUCTOR CORPORATION 2013 STOCK PLAN
CYPRESS SEMICONDUCTOR CORPORATION EMPLOYEE STOCK PURCHASE PLAN
CYPRESS SEMICONDUCTOR CORPORATION NON-QUALIFIED DEFERRED COMPENSATION PLAN II
(Full title of the plans)
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Pamela L. Tondreau
Chief Legal Officer and Corporate Secretary
Cypress Semiconductor Corporation
198 Champion Court
San Jose, CA 95134-1599
(408) 943-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee[1]
Common Stock, $0.01 par value, to be issued pursuant to the terms of the Cypress Semiconductor Corporation 2013 Stock Plan, as amended and restated	29,100,000[2]	$15.94[3]	$463,854,000.00	$57,749.82
Common Stock, $0.01 par value, to be issued pursuant to the terms of the Cypress Semiconductor Corporation Employee Stock Purchase Plan, as amended and restated	2,000,000[2]	$15.94[3]	$31,880,000.00	$3,969.06
Cypress Semiconductor Corporation Non-Qualified Deferred Compensation Plan II4	$6,000,000	100%	$6,000,000.00	$747.00
Total			$501,734,000.00	$62,465.88
1. The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended ("Securities Act") which provides that the fee shall be $0.0001245 multiplied by the maximum aggregate price at which such securities are proposed to be offered.

2. Pursuant to Rule 416 under the Securities Act, this registration statement on Form S-8 ("Registration Statement") shall also cover any additional shares of the Registrant’s common stock that become issuable under (i) the Cypress Semiconductor Corporation 2013 Stock Plan, as amended and restated (the "2013 Plan"), and (ii) the Cypress Semiconductor Corporation Employee Stock Purchase Plan, as amended and restated (the “ESPP”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock. The total number of shares to be registered for the 2013 Plan covers the shares that were approved at the Registrant's 2017 Annual Meeting of Stockholders. The total number of shares to be registered for the ESPP covers the automatic increase for fiscal year 2017.

3. Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on $15.94, which is the average of the high and low prices per share of the Registrant’s common stock as reported on the NASDAQ Global Select Market on November 3, 2017.

4. The deferred compensation obligations (the “Obligations”) are unsecured general obligations of Cypress Semiconductor Corporation to pay deferred compensation in accordance with the terms of the Cypress Semiconductor Corporation Non-Qualified Deferred Compensation Plan II (the “Plan”).

Explanatory Note—Registration of Additional Securities
This Registration Statement is filed pursuant to General Instruction E to Form S-8 under the Securities Act, with respect to 29,100,000 additional shares of the Registrant's Common Stock that may be issued pursuant to the Registrant's 2013 Plan, 2,000,000 additional shares of Registrant’s Common Stock that may be issued pursuant to the ESPP as a result of an annual automatic increase, and $6,000,000 in additional Obligations of the Registrant that may be paid from the general assets of the Registrant in accordance with the terms of the Plan. Accordingly, the contents of the Registrant’s Form S-8 Registration Statements (Registration Statement Nos. 033-54637, 033-57499, 333-59153, 333-00535, 333-24831, 333-52035, 333-68703, 333-93839, 333-44264, 333-58896, 333-91764, 333-99221, 333-104672, 333-119049, 333-131494, 333-150484, 333-154748, 333-165750, 333-174673, 333-185439, 333-189612, 333-199798, 333-203041 and 333-212320) filed by the Registrant with the Securities and Exchange Commission on July 19, 1994, January 30, 1995, May 8, 1995, January 30, 1996, April 9, 1997, May 7, 1998, December 10, 1998, December 30, 1999, August 22, 2000, April 13, 2001, July 2, 2002, September 6, 2002, April 22, 2003, September 16, 2004, February 3, 2006, April 28, 2008, October 27, 2008, March 29, 2010, June 2, 2011, December 12, 2012, June 26, 2013, November 3, 2014, March 26, 2015 and June 29, 2016, respectively, are incorporated herein by reference.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The following documents of the Registrant filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)
The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

(c)
The description of the Registrant's Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-10079) filed with the Commission on October 30, 2009 pursuant to Section 12(b) of the Exchange Act, including any amendment or report updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

5.1	Opinion of Pamela L. Tondreau, Chief Legal Officer and Corporate Secretary, Cypress Semiconductor Corporation.

10.1	Cypress Semiconductor Corporation 2013 Stock Plan, as amended and restated.[1]

10.2	Cypress Semiconductor Corporation Employee Stock Purchase Plan, as amended and restated.[2]

10.3	Cypress Semiconductor Corporation Non-Qualified Deferred Compensation Plan II.[3]

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pamela L. Tondreau, Chief Legal Officer and Corporate Secretary, Cypress Semiconductor Corporation (contained in Exhibit 5.1).

24.1	Power of attorney (contained on signature page hereto).

1. Incorporated by reference to Exhibit 10.1 filed with Registrant’s Quarterly Report on Form 10-Q (File No. 001-10079), as filed with the Commission on July 28, 2017.
2. Incorporated by reference to Exhibit 10.18 filed with Registrant’s Annual Report on Form 10-K (File No. 001-10079), as filed with the Commission on March 2, 2016.
3. Incorporated by reference to Exhibit 10.3 filed with Registrant’s Annual Report on Form 10-K (File No. 001-10079), as filed with the Commission on March 2, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California.

CYPRESS SEMICONDUCTOR CORPORATION

Date: November 9, 2017	By:	/s/ THAD TRENT
Thad Trent
Executive Vice President, Finance and Administration and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thad Trent and Pamela Tondreau, and each of them, his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hassane El-Khoury Hassane El-Khoury	President, Chief Executive Officer and Director (Principal Executive Officer)	November 9, 2017

/s/ Thad Trent Thad Trent	Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	November 9, 2017

/s/ W. Steve Albrecht W. Steve Albrecht	Director	November 9, 2017

/s/ Oh Chul Kwon Oh Chul Kwon	Director	November 9, 2017

/s/ Catherine P. Lego Catherine P. Lego	Director	November 9, 2017

/s/ Camillo Martino Camillo Martino	Director	November 9, 2017

/s/ J. Daniel McCranie J. Daniel McCranie	Director	November 9, 2017

/s/ Jeffrey J. Owens Jeffrey J. Owens	Director	November 9, 2017

/s/ Michael S. Wishart Michael S. Wishart	Director	November 9, 2017

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Pamela L. Tondreau, Chief Legal Officer and Corporate Secretary, Cypress Semiconductor Corporation.

10.1	Cypress Semiconductor Corporation 2013 Stock Plan, as amended and restated.[1]

10.2	Cypress Semiconductor Corporation Employee Stock Purchase Plan, as amended and restated.[2]

10.3	Cypress Semiconductor Corporation Non-Qualified Deferred Compensation Plan II.[3]

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pamela L. Tondreau, Chief Legal Officer and Corporate Secretary, Cypress Semiconductor Corporation (contained in Exhibit 5.1).

24.1	Power of attorney (contained on signature page hereto).

1. Incorporated by reference to Exhibit 10.1 filed with Registrant’s Quarterly Report on Form 10-Q (File No. 001-10079), as filed with the Commission on July 28, 2017.
2. Incorporated by reference to Exhibit 10.18 filed with Registrant’s Annual Report on Form 10-K (File No. 001-10079), as filed with the Commission on March 2, 2016.
3. Incorporated by reference to Exhibit 10.3 filed with Registrant’s Annual Report on Form 10-K (File No. 001-10079), as filed with the Commission on March 2, 2016.